                                   EXHIBIT 11


                    ANNUAL REPORT OF AUL AMERICAN UNIT TRUST

                     FOR THE PERIOD ENDED DECEMBER 31, 1996


                             AUL American Unit Trust
                                  Annual Report

                                December 31, 1996
                                      AUL(R)

     This report may be used as sales literature only when accompanied or preceded by effective prospectuses of AUL American Series Fund, Inc. and AUL American Unit Trust, which relate sales expense and other pertinent information.

     A Message From The Chairman of the Board and President of AUL American Series Fund, Inc.

To Participants in AUL American Unit Trust


The U.S. economy continued its moderate expansion during 1996. Investors began the year fearing that the economic growth rate would accelerate, forcing the Federal Reserve to tighten monetary policy. However, GDP (gross domestic product) grew at a sustainable pace during the year while core inflation remained subdued. This seemed to have the effect of calming investors and reduced prospects for monetary tightening by the Federal Reserve in the near term.

The stock market experienced another rewarding year in 1996 with the Dow Jones Industrial Average and the S&P 500 (commonly quoted equity indices) establishing new highs throughout the year. Throughout 1996, investors continued to react positively to the combination of slow growth and moderate inflation. However, not all stocks had identical performance. These major equity indices were driven by the superior returns of large capitalization growth companies while small and medium size companies lagged conspicuously.

Long maturity Treasury bonds yielded just below 6% at the beginning of 1996. By midyear, however, investors were increasingly concerned about the inflationary impact of rapid employment growth in the U.S. economy. Long maturity Treasury bond yields increased to more than 7%. Although a brief market rally occurred in the fourth quarter, year-end intermediate and longer maturity bond yields remained seventy to eighty basis points above levels at the beginning of the year. Because of the move to higher interest rates and lower bond prices in 1996, bond market returns were modest, especially relative to stock market returns.

At the present time, economists are expecting 1997 to be another year of moderate growth and low inflation. The Federal Reserve is expected to stay on the sidelines until concrete evidence of excessive economic growth or weakness surfaces. Interest rates will be highly dependent upon the Federal Reserve Bank's reaction to the various indicators of economic growth and inflation.

Equity investors have now experienced two back-to-back years of excellent stock performance. Even after the exuberance of the last two years, the major stock averages could still post further gains during 1997, but the gains are expected to be on a more modest scale. The market could also experience increased volatility as equity concerns heighten. Good bond performance is likely to be highly dependent on investors' comfort level with the pace of economic growth and continued moderate inflation.


James W. Murphy
Chairman of the Board of Directors and President
Indianapolis, Indiana
January 15, 1997

                       (This page is intentionally blank.)

Report of Independent Accountants
================================================================================




The Contract Owners of
AUL American Unit Trust and
Board of Directors of
American United Life Insurance Company(R)

     We have audited the accompanying statements of net assets of AUL American Unit Trust as of December 31, 1996, and the related statements of operations and changes in net assets for each of the two years in the period then ended. These financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1996, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AUL American Unit Trust as of December 31, 1996, and the results of its operations and changes in net assets for each of the two years in the period then ended, in conformity with generally accepted accounting principles.


                                        /s/ Coopers & Lybrand L.L.P.



Indianapolis, Indiana
January 31, 1997


                             AUL American Unit Trust
                             STATEMENTS OF NET ASSETS
                                December 31, 1996

                                                  Series Fund                                   Fidelity
                                -------------------------------------------------       -----------------------
                                Equity    Money Market      Bond        Managed         High Income    Growth
                                ------    ------------      ----        -------         -----------    -------

Assets:
  Investment at market
      value                $ 22,318,068   $ 4,836,248   $ 7,327,011   $ 18,542,385     $ 9,663,097   $ 38,471,516

Net Assets                 $ 22,318,068   $ 4,836,248   $ 7,327,011   $ 18,542,385     $ 9,663,097   $ 38,471,516
                           ============   ===========   ===========   ============     ===========   ============


Units outstanding            10,589,355     3,931,272     4,535,171     10,087,186       6,679,227     22,560,070
                             ==========     =========     =========     ==========       =========     ==========

Accumulation Unit Value    $      2.11    $      1.23   $      1.62   $       1.84     $      1.45   $       1.71
                           ===========    ===========   ===========   ============     ===========   ============



    The accompanying notes are an integral part of the financial statements.


                             AUL American Unit Trust
                       STATEMENTS OF NET ASSETS (continued)
                                December 31, 1996

                                                           Fidelity                                  TCI
                               --------------------------------------------------------------    ----------
                               Overseas   Asset Manager   Index 500  Equity-Income Contrafund    TCI Growth
                               --------   -------------   ---------  ------------- ----------    ----------

Assets:
  Investment at market
   value                   $ 11,408,246   $ 36,766,256  $17,165,451   $5,858,153    $7,059,625  $2,189,442
                           ------------   ------------  -----------   ----------    ----------  ----------
  Net Assets               $ 11,408,246   $ 36,766,256  $17,165,451   $5,858,153    $7,059,625  $2,189,442
                           ============   ============  ===========   ==========    ==========   =========


Units outstanding             8,245,189     26,868,078    9,841,199   4,243,459     4,656,175    1,785,854
                              =========     ==========    =========   =========     =========    =========

Accumulation Unit Value    $       1.38   $       1.37  $      1.74   $    1.38     $    1.52   $    1.23
                           ============   ============  ===========   =========     =========   =========



    The accompanying notes are an integral part of the financial statements.

                             AUL American Unit Trust
                       STATEMENTS OF NET ASSETS (continued)
                                December 31, 1996

                                      Alger        Calvert       T. Rowe Price
                                     ---------   ------------    -------------
                                     American      Capital
                                      Growth     Accumulation    Equity Income
                                     ---------   ------------    -------------
Assets:
  Investment at market value       $ 9,407,497   $1,302,913       $6,185,542
                                   -----------    ---------        ---------
 Net Assets                        $ 9,407,497   $1,302,913       $6,185,542
                                   ===========     ========        =========

Units outstanding                    6,674,992      970,440        4,259,154
                                     =========     ========        =========

Accumulation Unit Value            $      1.41     $   1.34        $    1.45
                                   ===========     ========        =========



    The accompanying notes are an integral part of the financial statements.


                             AUL American Unit Trust
                STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS for the years ended December 31, 1996 and 1995

                                                                 Series Fund
                                 -------------------------------------------------------------------------
                                        Equity                 Money Market                  Bond
                                        ------                 ------------                  -----
                                   1996        1995          1996         1995         1996         1995
                                   ----        ----          ----         ----         ----        -------
Operations:
  Dividend income             $  342,380   $ 484,382      $196,825     $ 90,815    $ 400,603    $ 295,780
  Mortality & expense
     charges                     241,613     180,862        52,481       21,626       81,206       56,947
                                 -------     -------        ------       ------       ------       ------

  Net Investment Income
     (Expense)                   100,767     303,520       144,344       69,189      319,397      238,833
                                 -------     -------       -------       ------      -------      -------


Gain (Loss) on Investments:
   Net realized gain (loss)      757,430     340,866          ---          ---      (29,008)      (41,640)
   Net change in
     unrealized gain (loss)    2,298,293   1,723,846          ---          ---     (194,208)      478,688
                               ---------    --------                                -------      --------
   Net Gain (Loss)             3,055,723   2,064,712          ---          ---     (223,216)      437,048
                               ---------    --------                                -------      --------


      Increase (Decrease)
        in Assets from
        Operations             3,156,490   2,368,232       144,344       69,189      96,181       675,881
                               ---------     -------        ------       ------     -------      --------


Contract Owner Transactions:
   Proceeds from units sold    5,750,853   5,109,255     19,881,137   6,141,734   2,965,354     2,165,809
   Cost of units redeemed     (3,302,017) (2,106,682)   (17,646,620) (4,993,063) (1,514,837)     (693,221)
                              ----------  ----------     ----------  ----------    --------      --------
      Increase                 2,448,836   3,002,573      2,234,517   1,148,671   1,450,517     1,472,588
                               ---------   ---------      ---------     -------   ---------     ---------

Net increase                   5,605,326   5,370,805      2,378,861   1,217,860   1,546,698     2,148,469
Net Assets, beginning         16,712,742  11,341,937      2,457,387   1,239,527   5,780,313     3,631,844
                              ----------   ---------      ---------     -------   ---------     ---------
Net Assets, ending          $ 22,318,068 $16,712,742    $ 4,836,248 $ 2,457,387 $ 7,327,001   $ 5,780,313
                            ============ ===========    =========== =========== ===========   ===========

Units sold                     2,955,925   3,111,938     16,432,700   5,234,868   1,883,899     1,429,982
Units redeemed                (1,698,792) (1,250,871)   (14,567,921) (4,252,203)   (962,211)     (457,399)
                              ----------    --------     ----------  ----------    --------      --------

Net increase                   1,257,133   1,861,067      1,864,779     982,665     921,688       972,583
Units outstanding, beginning   9,332,222   7,471,155      2,066,493   1,083,828   3,613,483     2,640,900
                               ---------   ---------      ---------     -------   ---------     ---------
  Units outstanding, ending   10,589,355   9,332,222      3,931,272   2,066,493   4,535,171     3,613,483
                               =========   =========      =========   =========   =========     =========


    The accompanying notes are an integral part of the financial statements.


                             AUL American Unit Trust
          STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS (continued)
                 for the years ended December 31, 1996 and 1995

                                           Series Fund                            Fidelity
                                    --------------------------   --------------------------------------------
                                          Managed                 High Income                  Growth
                                          -------                 -----------                ----------------


                                      1996        1995          1996         1995         1996         1995
                                      ----        ----          ----         ----         ----         ----

Operations:
  Dividend income              $    601,614  $   761,412   $   559,290   $   245,640   $1,686,076  $    61,007
  Mortality & expense
     charges                        210,007      168,071        97,295        57,956      384,618      210,009
                                    -------      -------        ------        ------      -------       ------
  Net Investment Income
     (Expense)                      391,607      593,341       461,995       187,684    1,301,458     (149,002)
                                    -------      -------       -------        ------     --------      --------


Gain (Loss) on Investments:
   Net realized gain (loss)         231,999       87,452       147,051       (33,043)   2,576,639    1,311,129
   Net change in
       unrealized gain (loss)     1,074,348    1,471,188       304,521       608,211     (241,271)   3,092,171
                                  ---------     --------       -------      --------    ---------      -------
   Net Gain (Loss)                1,306,347    1,558,640       451,572       575,168    2,335,368    4,403,300
                                  ---------     --------       -------      --------    ---------      -------

      Increase (Decrease)
        in Assets from
        Operations                1,697,954    2,151,981       913,567       762,852    3,636,826    4,254,298
                                  ---------     --------       -------       -------    ---------       ------

Contract Owner Transactions:
   Proceeds from units sold       3,787,607    3,348,132     4,302,859     2,876,963   20,256,098   13,359,280
   Cost of units redeemed        (2,327,899)  (1,642,119)   (1,616,681)     (826,487)  (7,954,526)  (5,494,211)
                                 ----------   ----------      --------      --------   ----------   ----------
      Increase                    1,459,708    1,706,013     2,686,178     2,050,476   12,301,572    7,865,069
                                  ---------    ---------     ---------     ---------    ---------    ---------

Net increase                      3,157,662    3,857,994     3,599,745     2,813,328   15,938,398   12,119,367
Net Assets, beginning            15,384,723   11,526,729     6,063,352     3,250,024   22,533,118   10,413,751
                                 ----------    ---------     ---------       -------   ----------    ---------
Net Assets, ending             $ 18,542,385  $15,384,723   $ 9,663,097   $ 6,063,352  $38,471,516  $22,533,118
                               ============  ===========   ===========   ===========  ===========  ===========


   Units sold                     2,192,882    2,173,072    3,144,988      2,385,562   12,526,388    9,441,745
   Units redeemed                (1,347,716)  (1,078,007)  (1,185,689)      (679,096)  (4,932,924)  (3,722,429)
                                 ----------     --------     --------       --------   ----------   ----------

Net increase                        845,166    1,095,065    1,959,299      1,706,466    7,593,464    5,719,316
Units outstanding, beginning      9,242,020    8,146,955    4,719,928      3,013,462   14,966,606    9,247,290
                                  ---------    ---------    ---------        -------    ---------    ---------
Units outstanding, ending        10,087,186    9,242,020    6,679,227      4,719,928   22,560,070   14,966,606
                                  =========    =========    =========      =========   ==========    =========

    The accompanying notes are an integral part of the financial statements.

                                     AUL American Unit Trust
                  STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS (continued)
                          for the years ended December 31, 1996 and 1995

                                                                    Fidelity
                             -------------------------------------------------------------------------------
                                       Overseas                   Asset Manager                 Index 500-
                                       --------                   -------------                 -------------
                                 1996            1995           1996          1995         1996         1995
                                 ----            ----           ----          ----         ----         ----
Operations:
  Dividend income            $  195,920       $  42,737     $1,858,564   $  447,091   $ 270,229     $ 42,513
  Mortality & expense
     charges                    119,355          81,781        396,998      302,886     134,447       45,078
                                 ------          ------        -------      -------      ------       ------
  Net Investment Income
     (Expense)                   76,565         (39,044)     1,461,566      144,205     135,782       (2,565)
                                -------         -------        -------      -------      ------      -------

Gain (Loss) on Investments:
   Net realized gain (loss)     588,813          45,929        304,397     (258,733)  1,142,520      229,280
   Net change in
       unrealized gain (loss)   428,901         552,120      2,252,257    3,680,015     903,193      813,537
                                -------        --------      ---------   ----------     -------     --------
   Net Gain (Loss)            1,017,714         598,049      2,556,654    3,421,282   2,045,713    1,042,817
                              ---------         -------      ---------   ----------   ---------    ---------

      Increase (Decrease)
        in Assets from
        Operations            1,094,279         559,005      4,018,220    3,565,487   2,181,495    1,040,252
                              ---------        --------      ---------   ----------   ---------    ---------

Contract Owner Transactions:
   Proceeds from units sold   8,171,841       5,043,833      9,564,824    8,354,917  13,729,783    3,753,742
   Cost of units redeemed    (5,759,471)     (3,125,876)    (4,541,090)  (4,648,335) (4,462,861)  (1,163,778)
                             ----------        --------     ----------   ----------  ----------      -------
      Increase                2,412,370       1,917,957      5,023,734    3,706,582   9,266,922    2,589,964
                              ---------       ---------      ---------   ----------   ---------    ---------

Net increase                  3,506,649       2,476,962      9,041,954    7,272,069  11,448,417    3,630,216
Net Assets, beginning         7,901,597       5,424,635     27,724,302   20,452,233   5,717,034    2,086,818
                              ---------         -------     ----------    ---------   ---------      -------
Net Assets, ending          $11,408,246    $  7,901,597  $  36,766,256 $ 27,724,302 $17,165,451  $ 5,717,034
                            ===========    ============  ============= ============ ===========  ===========


Units sold                    6,289,170       4,294,825      7,528,818    7,530,175   8,642,574    2,896,935
Units redeemed               (4,429,500)     (2,657,590)    (3,592,303)  (4,138,988) (2,778,057)    (887,069)
                             ----------        --------     ----------   ----------    --------      -------


Net increase                  1,859,670       1,637,235      3,936,515    3,391,187   5,864,517    2,009,866
Units outstanding, beginning  6,385,519       4,748,284     22,931,563   19,540,376   3,976,682    1,966,816
                              ---------         -------     ----------    ---------   ---------      -------

Units outstanding, ending     8,245,189       6,385,519     26,868,078   22,931,563   9,841,199    3,976,682
                              =========       =========     ==========   ==========   =========    =========

    The accompanying notes are an integral part of the financial statements.


                             AUL American Unit Trust
          STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS (continued)
                 for the years ended December 31, 1996 and 1995


                                                 FIDELITY                                  TCI
                              ------------------------------------------------    -------------------------
                                   Equity-Income             Contrafund               TCI  Growth
                             ---------------------        --------------------    -------------------------
                                  1996      1995(1)        1996        1995(1)      1996         1995(1)
                                -------     -------        ----        -------      -------      -------

Operations:
  Dividend income           $   57,407    $   4,945  $   11,446       $   9,771   $   158,096     $     294
  Mortality & expense
     charges                    41,210        1,815      45,564           1,740        20,981         6,369
                                 -----        -----       -----           -----       -------        ------
  Net Investment Income
     (Expense)                  16,197        3,130     (34,118)          8,031       137,115        (6,075)
                                 -----        -----     -------          ------        ------        ------

Gain (Loss) on Investments:
   Net realized gain (loss)     51,857        6,939     169,050             330        50,578        30,332
   Net change in
       unrealized gain (loss)  366,426       31,816     624,118           2,967      (299,498)       83,561
                                ------      -------    --------           -----      --------        ------
   Net Gain (Loss)             418,283       38,755     793,168           3,297      (248,920)      113,893
                                ------        -----     -------           -----      --------        ------

      Increase (Decrease)
      in Assets from
      Operations               434,480       41,885     759,050          11,328      (111,805)      107,818
                                ------       ------     -------           -----       -------         -----

Contract Owner Transactions:
   Proceeds from units sold  5,379,426      895,659   6,820,829         902,616     1,647,386       712,144
   Cost of units redeemed     (887,971)      (5,326) (1,395,994)        (38,204)     (315,880)     (104,945)
                                ------      -------    --------            ----       -------       -------
      Increase               4,491,455      890,333   5,424,835         864,412     1,331,506       607,199
                               -------      -------     -------         -------     ---------        ------

Net increase                 4,925,935      932,218   6,183,885         875,740     1,219,701       715,017
Net Assets, beginning          932,218        ---       875,740          ---          969,741       254,724
                                                        -------
Net Assets, ending          $5,858,153    $ 932,218  $7,059,625       $ 875,740   $ 2,189,442     $ 969,741
                            ==========    =========  ==========       =========   ===========     =========

Units sold                   4,163,357      766,531   4,955,599         722,789     1,282,104       573,128
Units redeemed                (682,030)      (4,399)   (991,402)        (30,811)     (244,029)      (79,665)
                                ------      -------     -------            ----       -------        ------

Net increase                 3,481,327      762,132   3,964,197         691,978     1,038,075       493,463
Units outstanding, beginning   762,132         ---      691,978           ---         747,779       254,316
                             ---------      -------     -------         -------     ---------       -------
Units outstanding, ending    4,243,459      762,132   4,656,175         691,978     1,785,854       747,779
                               =======      =======     =======         =======     =========        ======


(1) for the period from March 31, 1995 through December 31, 1995

     The accompanying notes are an integral part of the financial statements.



                                       11


                             AUL American Unit Trust
          STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS (continued)
                 for the years ended December 31, 1996 and 1995

                                       Alger                    Calvert                   T. Rowe Price
                             -------------------------    --------------------       -----------------------
                                     American                   Capital                       Equity
                                      Growth                  Accumulation                    Income
                             --------------------------   --------------------       -----------------------
                                 1996         1995(1)     1996         1995(1)       1996         1995(1)
                                -------     --------      -----        -------       -------      --------

Operations:
  Dividend income           $  118,973    $       1  $    1,665       $   4,737   $   129,361     $   4,044
  Mortality & expense
     charges                    66,741        2,385       8,227             168        35,102           915
                               -------       ------      ------          ------      --------        ------
  Net Investment Income
     (Expense)                  52,232       (2,384)     (6,562)          4,569        94,259         3,129
                               -------      -------     -------          ------      --------        ------

Gain (Loss) on Investments:
   Net realized gain (loss)    104,611       (2,334)     24,160             311       100,208         7,310
   Net change in
       unrealized gain (loss)  441,596       (7,041)     21,786          (3,357)      339,665        13,332
                                ------        -----      ------           -----        ------        ------
   Net Gain (Loss)             546,207       (9,375)     45,946          (3,046)      439,873        20,642
                                ------       ------     -------           -----        ------        ------

      Increase (Decrease)
        in Assets from
        Operations             598,439     (11,759)      39,384           1,523       534,132        23,771
                                ------       ------     -------           -----       -------         -----

Contract Owner Transactions:
   Proceeds from units sold 11,464,782    1,405,304   8,157,650         101,227     6,412,176       465,993
   Cost of units redeemed   (3,951,097)     (98,172) (6,984,043)        (12,828)   (1,238,837)      (11,693)
                                ------      -------    --------            ----       -------       -------
      Increase               7,513,685    1,307,132   1,173,607          88,399     5,173,339       454,300
                               -------      -------     -------         -------     ---------        ------

Net increase                 8,112,124    1,295,373   1,212,991          89,922     5,707,471       478,071
Net Assets, beginning        1,295,373        ---        89,922            ---        478,071          ---
                            ----------    ---------   ---------         -------    ----------      --------
Net Assets, ending          $9,407,497   $1,295,373  $1,302,913       $  89,922   $ 6,185,542     $ 478,071
                            ==========    =========  ==========       =========   ===========     =========

Units sold                   8,577,306    1,105,533   6,165,865          80,855     4,786,484       399,244
Units redeemed              (2,931,153)     (76,694) (5,266,458)         (9,822)     (916,062)      (10,512)
                            ----------    ---------   ---------          ------     ---------       -------

Net increase                 5,646,153    1,028,839     899,407          71,033     3,870,422       388,732
Units outstanding, beginning 1,028,839         ---       71,033           ---         388,732           ---
                             ---------    ---------     -------         -------     ---------       -------
Units outstanding, ending    6,674,992    1,028,839     970,440          71,033     4,259,154       388,732
                               =======      =======     =======         =======     =========        ======


(1) for the period from March 31, 1995 through December 31, 1995


     The accompanying notes are an integral part of the financial statements.




                      (This page left intentionally blank.

                          NOTES TO FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The AUL American Unit Trust (Variable Account) was established by American United Life Insurance Company(R) (AUL) on August 17, 1989, under procedures established by Indiana law and is registered as a unit investment trust under the Investment Company Act of 1940, as amended. The Variable Account is a segregated investment account for AUL and invests exclusively in shares of mutual fund portfolios offered by the AUL American Series Fund, Inc. (Series
Fund), Fidelity Investments(R) Variable Insurance Products Fund and Variable Insurance Products Fund II (Fidelity), TCI Portfolios, Inc. (TCI), Alger American Fund (Alger), Calvert Group(R) (Calvert), and T. Rowe Price.

SECURITY  VALUATION TRANSACTIONS  AND RELATED  INVESTMENT  INCOME

     The market value of investments is based on the closing bid prices at December 31, 1996. Investment transactions are accounted for on the trade date and dividend income is recorded on the ex-dividend date.

MORTALITY AND EXPENSE RISKS CHARGES

     AUL deducts a daily charge as compensation for the mortality and expense risks assumed by AUL. The charge is equal on an annual basis to 1.25% of the average daily net assets of each investment account. AUL guarantees that the mortality and expense charge shall not increase. The charges incurred during the years ended December 31, 1996 and 1995, were $1,935,845 and $1,138,607, respectively.

TAXES

     Operations of the Variable Account are part of, and are taxed with, the operations of AUL, which is taxed as a "life insurance company" under the Internal Revenue Code. Under current law, investment income, including realized and unrealized capital gains of the investment accounts, is not taxed to AUL to the extent it is applied to increase reserves under the contracts. The Variable Account has not been charged for federal and state income taxes since none have been imposed.

ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   ACCOUNT CHARGES

     AUL may assess a premium tax charge based on premium taxes incurred. Premium taxes currently range between 0% and 3.5%, but are subject to change by governmental entities.

     AUL deducts an annual administrative charge from each participant's account which may not exceed the lesser of 0.5% of the participant's account value or $7.50 per quarter. The charge is assessed every quarter on a participant account if it is in effect on the quarterly contract anniversary, and the charge is assessed only during the accumulation period. The charges incurred during the years ended December 31, 1996 and 1995, were $156,705 and $147,379, respectively.

     AUL may assess a withdrawal charge on withdrawals that exceed 10% of the participant's account value as of the last contract anniversary preceding the request for the withdrawal. The amount of the charge depends upon the number of account years the participant's account has been in existence, as follows:

          Account Year                  Withdrawal Charge
          ------------                  -----------------
              1 - 5                            8%
              6 - 10                           4%
             11 or more                        0%

     The aggregate withdrawal charges will not exceed 9% of the contributions made by or on behalf of a participant under a contract. The charges incurred during the years ended December 31, 1996 and 1995, were $164,250 and $96,562, respectively.

3.   ACCUMULATION UNIT VALUE
     The change in the Accumulation Unit Value for the year ended December 31, 1996, is:
                                12/31/96        12/31/95       Change
                                --------        --------       ------
Series Fund:
     Equity                   $  2.107103     $  1.790413      17.7%
     Money Market                1.229861        1.188967       3.4%
     Bond                        1.614937        1.599503       1.0%
     Managed                     1.837513        1.664334      10.4%

Fidelity:
     High Income                 1.446567        1.284533      12.6%
     Growth                      1.705274        1.505375      13.3%
     Overseas                    1.383489        1.237371      11.8%
     Asset Manager               1.368222        1.208903      13.2%
     Index 500                   1.743597        1.437483      21.3%
     Equity-Income               1.380472        1.223147      12.9%
     Contra                      1.516110        1.265540      19.8%

TCI:
     TCI Growth                  1.225326        1.296724      -5.5%

Alger:
     American Growth             1.409348        1.259033      11.9%

Calvert:
     Capital Accumulation        1.342590        1.265873       6.1%

T. Rowe Price:
     Equity Income               1.452068        1.229793      18.1%

4.  Cost of Investments
    The cost of Investments at December 31, 1996 is:

    Series Fund:                        TCI:
        Equity       $  18,428,478           TCI Growth          $  2,403,012
        Money Market     4,836,248
        Bond             7,316,517      Alger:
        Managed         16,577,041           American Growth        8,972,942

    Fidelity:                           Calvert:
        High Income      8,862,439           Capital Accumulation   1,284,484
        Growth          35,477,543
        Overseas        10,536,112      T.Rowe Price:
        Asset Manager   31,919,462           Equity Income          5,832,546
        Index 500       15,438,682
        Equity-Income    5,459,911
        Contrafund       6,432,540

5. Net Assets
   Net Assets at December 31, 1996 are:

                                                       Series Fund                                  Fidelity
                               ---------------------------------------------------------     -----------------------
                               Equity        Money Market           Bond         Managed     High Income      Growth
                               ------        ------------           ----         -------     -----------      ------

Proceeds from units sold    $ 23,771,887      $29,526,054       $ 9,667,951   $ 20,031,091  $10,837,939 $ 45,075,945
Cost of units redeemed        (7,968,288)     (24,930,927)       (3,117,127)    (5,721,966)  (2,791,593) (14,630,049)
Net investment income
(expense)                      1,261,181          241,121           857,976      1,828,932      729,116    1,262,870
Net realized gain (loss)       1,363,698             ---            (92,283)       438,984       86,977)   3,768,777
Unrealized gain (loss)         3,889,590             ---             10,494      1,965,344      800,658    2,993,973
                               ---------                            -------        -------      -------    ---------
                            $ 22,318,068      $ 4,836,248       $ 7,327,011   $ 18,542,385  $ 9,663,097 $ 38,471,516
                            ============      ===========       ===========   ============  =========== ============


                                                           Fidelity                                            TCI
                               ------------------------------------------------------------------------    ----------
                               Overseas      Asset Manager        Index 500      Equity-Income   Contra    TCI Growth
                               --------      -------------        ---------      -------------   ------    ----------

Proceeds from units sold    $ 19,015,822      $41,712,410       $19,638,049   $  6,275,085  $ 7,723,444 $  2,613,733
Cost of units redeemed        (9,196,712)     (11,614,410)       (5,699,844)      (893,297)  (1,434,197)    (421,346)
Net investment income
(expense)                           (389)       1,850,205           131,658         19,327      (26,087)     130,202
Net realized gain (loss)         717,391          (28,743)        1,368,819         58,796      169,380       80,423
Unrealized gain (loss)           872,134        4,846,794         1,726,769        398,242      627,085     (213,570)
                                 -------        ---------           -------         ------        -----       ------
                            $ 11,408,246      $36,766,256       $17,165,451   $  5,858,153  $ 7,059,625 $  2,189,442
                            ============      ===========       ===========   ============  =========== ============


                                  Alger         Calvert         T.Rowe Price
                                ---------------------------------------------
                                American        Capital
                                 Growth       Accumulation      Equity Income
                                 ------       ------------      -------------

Proceeds from units sold    $ 12,870,085      $8,258,877        $ 6,878,168
Cost of units redeemed        (4,049,269)     (6,996,872)        (1,250,529)
Net investment income
(expense)                         49,849          (1,993)            97,389
Net realized gain (loss)         102,277          24,472            107,518
Unrealized gain (loss)           434,555          18,429            352,996
                                  ------          ------             ------
                            $  9,407,497      $1,302,913        $ 6,185,542
                            ============      ==========        ===========


                       (This page is intentionally blank)